UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 3, 2019

FTS INTERNATIONAL, INC.

(Exact name of registrant as specified in charter)

Delaware	001-38382	30-0780081
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Main Street, Suite 2900

Fort Worth, Texas 76102

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 862-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FTSI	New York Stock Exchange

Item 7.01.  Regulation FD Disclosure.

FTS International, Inc. (the “Company”) today announced that it has restructured and amended its largest sand supply contract. This amendment will reduce the total remaining commitments through 2024 by over $160 million but resulted in a supply commitment charge of $55 million recorded in the first quarter of 2019.

The Company incurs supply commitment charges when its purchases of sand from certain suppliers are less than the minimum purchase commitments in its supply contracts. The Company entered into this contract in 2013 in connection with selling its sand mines, which was at a time when the Company’s then current and expected needs for sand were significantly higher than they are today. As the Company’s sand needs have declined over the years due to industry cycles or due to its customers choosing to procure their own sand, the Company and its supplier have continuously worked together to accommodate changing market conditions by amending the contract.

In May 2019, the Company and its supplier agreed to significantly restructure this supply contract, which will reduce the annual commitments from $47.9 million per year to $21 million per year over the remaining life of the agreement through 2024. The first quarter 2019 charge represents the estimated loss through the end of the contract. The Company will not incur additional charges under this contract if it continues to purchase at least 1 million tons per year. A portion of this charge could be reversed if the Company purchases more than 1 million tons of sand in a year. The Company expects to pay the $55 million in equal annual installments over the remainder of the contract.

The foregoing information is intended to be furnished under Item 7.01 of Form 8-K, “Regulation FD Disclosure.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

Forward-Looking and Cautionary Statements

This report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the Company’s estimated potential loss or gain relating to the supply contract, the expected timing of the Company’s payments relating to the supply contract, the amounts the Company could owe under its supply contract and other statements identified by words such as “expected,” “estimated,” “would,” “could,” “will,” and similar references to future periods. Forward-looking statements are based on FTS International’s current expectations and assumptions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, FTS International’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the operations of FTS International; results of litigation, arbitration, settlements and investigations; the final terms of new and renegotiated supply and customer contracts; actions by third parties, including governmental agencies; volatility in customer spending and in oil and natural gas prices, which could adversely affect demand for FTS International’s services and their associated effect on rates, utilization, margins and planned capital expenditures; global economic conditions; excess availability of pressure pumping equipment, including as a result of low commodity prices, reactivation or construction; liabilities from operations; weather; decline in, and ability to realize, backlog; equipment specialization and new technologies; shortages, delays in delivery and interruptions of supply of equipment and materials; ability to hire and retain personnel; loss of, or reduction in business with, key customers; difficulty with growth and in integrating acquisitions; product liability; political, economic and social instability risk; ability to effectively identify and enter new markets; cybersecurity risk; dependence on our subsidiaries to meet our long-term debt obligations; variable rate indebtedness risk; anti-takeover measures in our charter documents; and other risks and uncertainties. Any forward-looking statement made in this report speaks only as of the date on which it is made. FTS International undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in FTS International’s filings with the Securities and Exchange Commission. The risk factors and other factors noted in FTS International’s filings with the Securities and Exchange Commission could cause FTS International’s actual results to differ materially from those contained in any forward-looking statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTS INTERNATIONAL, INC.

	By:	/s/ Jennifer Keefe
Name: Jennifer Keefe
Title: Senior Vice President, General Counsel and Chief Compliance Officer

Date: May 3, 2019